Exhibit 99.1

NEWS RELEASE

Warner Chilcott Announces FDA Approval of New Oral Contraceptive

DUBLIN, Ireland, July 25, 2013 – Warner Chilcott plc (Nasdaq: WCRX) today announced that the United States Food and Drug Administration (FDA) has approved LO MINASTRIN™ FE (norethindrone acetate and ethinyl estradiol chewable tablets, ethinyl estradiol tablets and ferrous fumarate tablets) for the prevention of pregnancy. The Company is currently developing the commercial launch plans for LO MINASTRIN FE.

“We are pleased to announce the approval of LO MINASTRIN FE, which marks the fifth FDA-approved product for the Company since the beginning of 2013,” noted Roger Boissonneault, President and CEO of Warner Chilcott.

About LO MINASTRIN FE

LO MINASTRIN FE is indicated for use by females of reproductive age to prevent pregnancy.

Important Safety Information

Cigarette smoking increases the risk of serious cardiovascular events from combination oral contraceptive (COC) use. This risk increases with age, particularly in women over 35 years of age, and with the number of cigarettes smoked. For this reason, COCs should not be used by women who are over 35 years of age and smoke.

For additional information, including information on dosage and administration, contraindications, warnings and precautions, adverse reactions, and other important safety and other prescribing information, see http://www.wcrx.com/pdfs/pi/lo_minastrin.pdf.

The Company

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America. We are a fully integrated company with internal resources dedicated to the development, manufacture and promotion of our products. WCRX-G

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning the proposed transaction with Actavis, our industry, our operations, our anticipated financial performance and financial condition and our business plans, growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: the timing to consummate the proposed transaction with Actavis; the risk that a condition to closing of the proposed transaction with Actavis may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction with Actavis is delayed, is not obtained or is obtained subject to conditions that are not anticipated; New Actavis’ ability to achieve the synergies and value creation contemplated by the proposed acquisition; New Actavis’ ability to promptly and effectively integrate Actavis’ and our businesses; the diversion of management time on transaction-related issues; our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors and market conditions in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products, production or regulatory problems with either our own manufacturing facilities or those of third party manufacturers, packagers or API suppliers upon whom we may rely for some of our products or other disruptions within our supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems and regulatory reforms, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation, regulatory investigations or arbitration matters or an increase in the number of such matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2012, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contacts:	Rochelle Fuhrmann Senior Vice President, Finance 973-442-3281 rfuhrmann@wcrx.com

Kevin Crissey Director, Investor Relations 973-907-7084 kevin.crissey@wcrx.com